                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                       AMENDMENT NO. 5 TO CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):      March 27, 1998
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                          THE LEARNING COMPANY, INC.
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             (Exact Name of Registrant as Specified in its Charter

                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

         1-12375                                       94-2562108
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  (Commission File Number)                   (IRS Employer Identification No.)

One Athenaeum Street, Cambridge, Massachusetts                     02142
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(Address of principal executive offices)                         (Zip Code)

                                (617) 494-1200
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              Registrant's Telephone Number, Including Area Code

                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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     Item 7 of the Current Report on Form 8-K of The Learning Company, Inc. (the
"Company") is amended and restated to read in its entirety as set forth below.

     The purpose of the amendment is as follows:

     In March 1998, the Company acquired Mindscape, Inc. and certain affiliated companies ("Mindscape") for approximately $152 million in a business combination accounted for as a purchase. The Company allocated $103 million of the purchase price to in-process technology. The Company believes that the amount recorded as an in-process technology charge at the date of its acquisition was measured in a manner consistent with appraisal practices utilized at the time of the acquisition. Subsequent to the acquisition, in a letter dated September 9, 1998 to the American Institute of Certified Public Accountants, the Chief Accountant of the Securities and Exchange Commission (the "SEC") reiterated the views of the staff of the SEC (the "Staff") on certain appraisal practices employed in the determination of the fair value of the in-process technology and other intangible assets.

     The Company has had discussions with the Staff concerning the application of the methodology to the valuation of the incomplete technology and other intangible assets as detailed in the September 9, 1998 letter from the Chief Accountant of the SEC, and as a result of these discussions, the Company has implemented the methodology. The Company has restated its previously issued results to reflect the discussions with the SEC and to apply the appropriate guidance and policies. The purchase price of Mindscape has been allocated by the Company based upon the application of the recent guidance and, accordingly, the unaudited pro forma combined condensed financial statements in this Form 8-K/A have been restated. After applying the guidance and policy, the allocation of the Mindscape purchase price was changed for in-process technology from $103 million to $40 million; for complete and core technology from $13 million to $22 million; and for brands and trade names from $30 million to $38 million, resulting in a change to goodwill from $9.85 million to $55.85 million.

     The unaudited pro forma combined condensed financial statements included in this Report on Form 8-K/A have also been restated to reflect the acquisition Broderbund Software, Inc. ("Broderbund") which occurred on August 31, 1998 and which has been accounted for using the pooling-of-interests method of accounting.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired

          The audited financial statements of Mindscape Group as of and for the year ended December 31, 1997 are filed herewith as Exhibit 99.3.

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     (b)  Pro Forma Financial Information

          The Unaudited Pro Forma Combined Condensed Consolidated Financial Statements of the Company as of and for the fiscal year ended January 3, 1998 are filed herewith as Exhibit 99.4.


     (c)  Exhibits.

          See Index to Exhibits attached hereto.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 25, 1999          THE LEARNING COMPANY, INC.
                                    (Registrant)


                              By: /s/ R. Scott Murray
                                  ----------------------------
                                  R. Scott Murray
                                  Executive Vice President and
                                  Chief Financial Officer

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                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number         Description
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2.1            Stock Purchase Agreement, dated as of March 5, 1998, by and between The Learning Company, Inc. and Mindscape Holding Company,
               Pearson Overseas Holdings Ltd. and Pearson Netherlands, BV, as amended

10.1 Registration Rights Agreement, dated as of March 27, 1998, by and between The Learning Company, Inc. and Mindscape Holding Company

99.1           Press Release issued by The Learning Company, Inc. on March 6,
               1998

99.2           Press Release issued by The Learning Company, Inc. on March 27,
               1998

99.3 Audited Financial Statements of Mindscape Group as of and for the year ended December 31, 1997

99.4* The Unaudited Pro Forma Combined Condensed Consolidated Financial Statements of The Learning Company, Inc. as of and for the fiscal year ended January 3, 1998.

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*  Filed herewith.  All other exhibits previously filed.